GulfMark to Present at the
Bank of America Energy Conference

November 10, 2006 - Houston - GulfMark Offshore, Inc. (NASDAQ:GMRK) announced today that Bruce Streeter, GulfMark Offshore, Inc.'s President and Chief Operating Officer and David Rosenwasser, GulfMark Offshore, Inc.'s Director - Business Development, will present at the Bank of America Energy Conference in Key Biscayne, Florida on Thursday, November 16, 2006 at 10:10 a.m. Participants may listen to a webcast of the presentation by going to http://www.veracast.com/webcasts/bas/energy06/id62104329.cfm

The presentation will be available on Thursday, November 16th on GulfMark's web site at: www.gulfmark.com.

The presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-K for the year ended December 31, 2005. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

GulfMark and its subsidiaries provide marine transportation services to the energy industry through a fleet of sixty (60) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact: Edward A. Guthrie, Executive Vice President
                (713) 963-9522